                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      HUTCHINSON TECHNOLOGY INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                       HUTCHINSON TECHNOLOGY INCORPORATED

40 West Highland Park
Hutchinson, Minnesota 55350
612/587-3797

                                                                December 8, 1995

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, commencing at 3:00 p.m., Minneapolis time, on Wednesday, January 24, 1996.

    The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

    We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

                                          Sincerely,

                                                [SIGNATURE]
                                          Jeffrey W. Green
                                          CHIEF EXECUTIVE OFFICER

                       HUTCHINSON TECHNOLOGY INCORPORATED

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 24, 1996

                            ------------------------

    The Annual Meeting of Shareholders of Hutchinson Technology Incorporated will be held at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, commencing at 3:00 p.m., Minneapolis time, on Wednesday, January 24, 1996 for the following purposes:

    1. To elect a Board of Directors of six directors, to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

    2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 29, 1996.

    3. To transact such other business as may properly be brought before the meeting.

    The Board of Directors has fixed November 29, 1995 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

    YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE URGENTLY REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                          By Order of the Board of Directors,

                                                 [SIGNATURE]
                                          John A. Ingleman
                                          SECRETARY

Hutchinson, Minnesota
December 8, 1995

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

    The enclosed Proxy is being solicited by the Board of Directors of Hutchinson Technology Incorporated (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Wednesday, January 24, 1996 at the Minneapolis Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota at 3:00 p.m. and at any adjournments thereof. Only shareholders of record at the close of business on November 29, 1995 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form which are properly signed, duly returned to an officer of the Company and not revoked will be voted in the manner specified. A shareholder executing a Proxy retains the right to revoke it at any time before it is exercised by notice in writing to an officer of the Company of termination of the Proxy's authority or a properly signed and duly returned proxy bearing a later date.

    The address of the principal executive office of the Company is 40 West Highland Park, Hutchinson, Minnesota 55350 and the telephone number is (612) 587-3797. The mailing of this Proxy Statement and the Board of Directors' form of Proxy to shareholders will commence on or about December 8, 1995.

    Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than August 10, 1996 for inclusion in the Proxy Statement for that meeting.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth, as of November 28, 1995, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, each director, each executive officer named in the Summary Compensation Table on page 9, and all executive officers and directors as a group. At November 28, 1995 there were 5,447,300 shares of Common Stock, par value $.02, issued and outstanding, each of which is entitled to one vote.

    NAME OF BENEFICIAL OWNER        AMOUNT AND NATURE OF        PERCENTAGE OF
      OR IDENTITY OF GROUP        BENEFICIAL OWNERSHIP (1)    OUTSTANDING SHARES
--------------------------------  -------------------------   ------------------
FMR Corp.                                622,000(2)                  11.42%
 Boston, Massachusetts 02109
Jeffrey W. Green                         445,581(3)                   8.02
 Sioux Falls, South Dakota 57103
Wayne M. Fortun                          174,936(4)                   3.16
W. Thomas Brunberg                           550(5)                *
James E. Donaghy                             100(6)                *
Harry C. Ervin, Jr.                        2,500                   *
Richard N. Rosett                          4,145(7)                *
John A. Ingleman                          43,090(8)                *
Richard C. Myers                          48,115(9)                *
R. Scott Schaefer                         14,440(10)               *
Executive officers and directors         786,330(11)                 13.71
 as a group (13 persons)

--------------------------
  * Less than 1%.

 (1)Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares.

 (2)The number of shares noted above is based upon information reported to the Securities and Exchange Commission (the "SEC") in Amendment No. 1 to
    Schedule 13G filed by FMR Corp. ("FMR") on August 10, 1995, a copy of which was provided to the Company by FMR, and reflects the beneficial ownership of FMR as of July 31, 1995.

 (3)Of these shares, 220 are held by Mr. Green in joint tenancy with his wife and 44,600 shares are held in an IRA for Mr. Green. Includes 107,100 shares covered by currently exercisable options granted to Mr. Green.

 (4)Of these shares, 5,575 are held by Mr. Fortun in joint tenancy with his wife. Includes 96,390 shares covered by currently exercisable options granted to Mr. Fortun.

 (5)Of these shares, 250 shares are held in trusts, 200 shares are held in an IRA for Mr. Brunberg and 100 shares are held in an IRA for Mr. Brunberg's wife.

 (6)All of these shares are held in a living trust of which Mr. Donaghy is settlor, beneficiary and co-trustee, and over which he exercises both investment control and the power to revoke the trust.

 (7)Includes 100 shares held in an IRA for Mr. Rosett's wife.

 (8)Of these shares, 23,900 are held by Mr. Ingleman in joint tenancy with his wife and 100 are held by Mr. Ingleman as custodian for his son under the Minnesota Uniform Transfers to Minors Act. Includes 19,090 shares covered by currently exercisable options granted to Mr. Ingleman.

 (9)Of these shares, 20,400 are held by Mr. Myers in joint tenancy with his wife. Includes 27,170 shares covered by currently exercisable options granted to Mr. Myers.

(10) All of these shares are covered by currently exercisable options granted to Mr. Schaefer.

(11) Includes 288,182 shares covered by currently exercisable options granted to nine executive officers of the Company.

                             ELECTION OF DIRECTORS

    The By-Laws of the Company provide that the business of the Company shall be managed by or under the direction of a Board of Directors of not less than three nor more than nine directors, which number shall be determined by the shareholders at their annual meeting. Each director shall be elected at the Annual Meeting of Shareholders for a term of one year or until a successor is elected and has qualified. The Board of Directors has recommended that the number of directors to be elected for the ensuing year be set at six and has nominated the six persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the six nominees named below to constitute the entire Board of Directors.

    All of the nominees named below are current directors of the Company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

    The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors is required for election to the Board of Directors of each of the six nominees named below. For this purpose, a shareholder voting through a Proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

    The following table sets forth certain information as to each nominee for the office of director:

          NAME                 AGE                              POSITION
-------------------------      ---      --------------------------------------------------------
Jeffrey W. Green                   55   Chairman, Chief Executive Officer and Director
Wayne M. Fortun                    46   President, Chief Operating Officer and Director
W. Thomas Brunberg                 55   Director
James E. Donaghy                   61   Director
Harry C. Ervin, Jr.                66   Director
Richard N. Rosett                  67   Director

    Mr. Green is a co-founder of the Company and has served as a director since the Company's formation in 1965. He was elected to his present position in January 1983.

    Mr. Fortun was elected a director in 1983. He has been with the Company since 1975 and was elected President in January 1983 and Chief Operating Officer in January 1985.

    Mr. Brunberg became a director of the Company in 1975. He is a certified public accountant and has been a shareholder in the Minneapolis accounting firm of Brunberg, Thoresen & Associates, Ltd. since March 1991. He was a partner in the Minneapolis office of the accounting firm of Pannell Kerr Forster from 1987 through January 1991, which firm filed a petition under the Federal bankruptcy laws in 1993.

    Mr. Donaghy became a director of the Company in 1992. Since January 1991, Mr. Donaghy has been the Chief Executive Officer and President of Sheldahl, Inc., a manufacturer of laminates, composite materials and flexible electronic interconnects. From March 1988 to January 1991, Mr. Donaghy was the President of Sheldahl.

    Mr. Ervin became a director of the Company in 1969. Since April 1988, Mr. Ervin has been a Vice President of Dain Bosworth Incorporated, an investment banking firm, with that firm's Minneapolis office.

    Mr. Rosett became a director of the Company in 1986. He has been Dean of the College of Business of the Rochester Institute of Technology since July 1990.

    None of the above nominees is related to each other or to any executive officer of the Company, except that Mr. Rosett is married to Mr. Green's first cousin.

    The Company has an audit committee consisting of Richard N. Rosett, W. Thomas Brunberg and Harry C. Ervin, Jr. The audit committee had two meetings in fiscal 1995. The audit committee meets with the Chief Financial Officer, the Company's internal auditor and independent public accountants and approves the scope and timing of the independent public accountants' audit, evaluates the independent public accountants' opinions as to internal controls and discusses the meaning and significance of the audited financial results. The Company has a compensation committee consisting of W. Thomas Brunberg, Harry C. Ervin, Jr. and James E. Donaghy, which grants or makes recommendations to the Board of Directors concerning employee stock options, bonuses and other compensation. The compensation committee had two meetings in fiscal 1995. The Company does not have a nominating committee.

    The Board of Directors held six meetings during fiscal 1995.

    Each non-employee director of the Company receives an annual fee of $16,000 and a fee of $900 for each Board meeting and $500 for each Board committee meeting attended by the director.

    All persons serving as non-employee directors of the Company on or at any time after December 31, 1991 are entitled to receive retirement benefits under the Company's Directors' Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, following cessation of service as a director of the Company (i) after at least five years of service on the Board of Directors, (ii) upon reaching age 65, or (iii) regardless of the length of service on the Board of Directors, as a result of such non-employee director's death or permanent disability while a director, a non-employee director (or his or her beneficiary) will receive a cash retirement benefit equal on an annual basis to the amount of the annual retainer fee (exclusive of meeting fees) in effect at the time such individual ceases to serve on the Board of Directors. The benefit is payable no less frequently than annually for a period equal to one-half of the period such non-employee director served on the Board of Directors up to a maximum payment period of five years. Payments otherwise due in installments may become payable in a lump sum upon the occurrence of certain change of control events specified in the Retirement Plan.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The  compensation  committee  of  the  Company's  Board  of  Directors  (the
"Committee"), which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's stock option program. The Committee's intent is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company's long-term success and to growth in shareholder value. The Company's executive compensation package consists of three main components: (1) base salary; (2) annual cash bonuses; and
(3) stock options. Internal Revenue Code Section 162(m) generally limits the deductibility of compensation over $1 million paid by a company to certain executive officers. Other than the provision in the Company's 1988 Stock Option Plan (the "Plan") which limits the maximum number of shares that may be awarded to any employee under the Plan in any calendar year to 100,000 shares (which is intended to preserve the Company's tax deduction for awards granted under the
Plan), the Company currently does not have a policy with respect to Section 162(m), as it is likely that all compensation paid by the Company to any of its executive officers will be deductible by the Company.

BASE SALARY

    The base salary of each of the executive officers, including the Company's Chief Executive Officer (the "CEO"), is determined annually by the Committee after considering the compensation levels of personnel with similar responsibilities at other companies in the high technology industry and manufacturing generally, the Company's financial performance during the prior fiscal year, and, in the case of executive officers other than the CEO and the Company's Chief Operating Officer (the "COO"), the individual performance of each executive officer. Salary decisions concerning executive officers are made by the Committee at the beginning of each fiscal year of the Company in a review process which includes recommendations of the CEO and the COO for all executive officers other than themselves.

    To maintain a competitive level of executive compensation and retain superior personnel, the Committee annually evaluates the salary for each executive officer's position based on two surveys on executive compensation for manufacturers in the high technology industry and for manufacturers generally. Using these compensation surveys, the base salaries of the CEO and the COO are targeted by the Committee to be above the midrange of their respective salary ranges. With respect to all other executive officers, base salaries are targeted initially to be in line with the industry median for similar positions as presented in these compensation surveys, with variations above or below the median based on individual performance, experience and job responsibility. Three of the four peer companies constituting the Peer Composite Index presented in the performance graph on page 12 of this Proxy Statement are included in one of the compensation surveys.

    With respect to all executive officers, including both the CEO and the COO, in addition to such compensation surveys the Company's financial performance during the prior fiscal year is given significant weight in the Committee's annual review of base salaries. Current measures of financial performance are operating income and return on assets, each of which is of substantially equivalent importance in determining compensation. With respect to all executive officers other than the CEO and the COO, the Committee's review of base salaries also takes into account, to a lesser extent, individual performance and achievements in the prior fiscal year that contributed to the financial performance of the Company.

    Based on a review of the compensation surveys described above and on the Company's financial performance during fiscal year 1995, the CEO and the COO received base salary increases for fiscal year 1996.

ANNUAL INCENTIVE COMPENSATION

    Under the Company's bonus program (the "Incentive Compensation Program"), each executive officer is eligible to receive a cash bonus for each fiscal year, contingent upon the Company's financial performance as well as, in the case of officers other than the CEO and the COO, each individual officer's performance. The Incentive Compensation Program is designed to motivate each executive officer to maximize his or her individual performance while attaining or exceeding corporate performance goals.

    Bonuses for executive officers other than the CEO and the COO are calculated using two tables reviewed and approved by the Committee, in conjunction with recommendations by the CEO and the COO, at the start of each fiscal year. One table is used to derive "corporate performance points", a measure of overall corporate financial performance based on operating income and return on assets. Bonuses are paid to executive officers under the Incentive Compensation Program only if the Company achieves prescribed levels of both operating income and return on assets sufficient to generate "points" on the table.

    Once a threshold level of corporate performance is achieved, a second table is used to establish actual bonuses to be paid to each officer. The second table matches corporate performance points, derived from the first table, against an individual performance point average ("IPPA"), a measure of each individual officer's performance, to determine the bonus to be awarded. Fifty percent of each individual officer's IPPA is based upon an annual written performance appraisal that is prepared by the COO following interviews with each officer's peers and subordinates and discussion with the CEO. The appraisal assesses the individual's performance in a number of areas, including leadership, vision setting, motivation and development of employees, and global economic marketing and business know-how. The remaining fifty percent of the IPPA is based on quarterly assessments by the COO of each officer's achievement of specific "results objectives", developed by turning corporate financial and strategic goals into specific personal objectives to be accomplished. These "results objectives" are reviewed and redefined each fiscal quarter after discussions with each officer.

    The Company's fiscal year 1995 financial performance was above the prescribed threshold levels contained in the corporate performance table described above. With respect to executive officers other than the CEO and the COO, the corporate performance points derived from the first table were matched, in the second table described above, against each individual executive officer's IPPA to determine the fiscal year 1995 bonuses awarded to each such officer.

    With respect to the CEO and the COO, the annual cash bonus under the Incentive Compensation Program is based solely on the Company's financial performance (operating income and return on assets) during the fiscal year. Based on the Company's record performance with respect to operating income and return on assets, the CEO and the COO received bonuses of $200,000 each for fiscal year 1995.

    In addition to the Incentive Compensation Program, the Company has a profit-sharing program whereby 10% of the Company's pre-tax earnings for each fiscal quarter are paid out to all eligible employees. Each such employee receives that percentage of the 10% pool of quarterly pre-tax earnings equal to the percentage which such employee's cumulative base salary for the twelve prior fiscal quarters represents of the total cumulative base salaries paid to all eligible employees in such fiscal quarters. Executive officers are eligible to receive their ratable share of such quarterly pre-tax earnings for a fiscal year only if they do not receive a bonus under the Incentive Compensation Program for that fiscal year. Because each executive officer received a bonus under the Incentive Compensation Program for fiscal year 1995, no executive officer received any payments under the profit-sharing program.

STOCK OPTIONS

    The Company's stock option program is intended to provide a long-term incentive for executive officers and other key employees. The purpose of the program is to promote the interests of the Company and its shareholders by providing all employees with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, it is believed that the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability.

    The Company's 1988 Stock Option Plan (the "Plan") is administered by the Committee and authorizes the Committee to grant to key employees, including all executive officers, options to purchase Common Stock of the Company. Generally, options are granted annually to purchase shares of Common Stock over a ten-year period at the fair market value per share at the time the options are granted. Options granted during fiscal year 1995 are not exercisable for one year after the date of grant.

    A pool of option shares is divided annually among the Company's senior management, including executive officers, selected to receive stock options. Potential recipients and the number of shares to be awarded to each recipient are proposed by the COO on the basis of his view of the overall strategic contribution of such individuals to corporate performance. The Committee reviews and approves the final list of such option recipients and the amounts of the awards.

    In order to create stronger performance and retention incentives for the CEO and the COO of the Company, the Committee periodically may consider additional significant option grants under the Plan to these individuals on the same terms as all other options granted by the Committee to other employees of the Company. The CEO and the COO will not receive option grants as a part of the pool of shares described above if such significant option grants are authorized by the Committee. In determining the number of options to be granted to the CEO and the COO, the Committee takes into account the number of options then held by such officers. Such significant option grants to the CEO and the COO were authorized by the Committee in fiscal year 1995 (see the Summary Compensation Table on page 9), and in early fiscal year 1996, option grants of 30,000 shares to the CEO and 40,000 shares to the COO were authorized by the Committee.

                                          Compensation Committee:
                                          Harry C. Ervin, Jr., Chairman
                                          W. Thomas Brunberg
                                          James E. Donaghy

                           SUMMARY COMPENSATION TABLE

    The following table shows, for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), information concerning compensation earned for services in all capacities during the fiscal year ended September 24, 1995, as well as compensation earned by each such person for the two previous fiscal years (if the person was Chief Executive Officer or an executive officer during any part of such fiscal years):

                                                                LONG-TERM
                                                              COMPENSATION
                                                              -------------
                                                               SECURITIES         ALL OTHER
         NAME AND                        SALARY                UNDERLYING     COMPENSATION ($)
    PRINCIPAL POSITION         YEAR        ($)     BONUS ($)   OPTIONS (#)           (1)
---------------------------  ---------  ---------  ---------  -------------  -------------------
Jeffrey W. Green                  1995    373,258    200,000       40,000             8,074
 Chairman and Chief               1994    349,844      3,585        2,280             6,581
 Executive Officer                1993    337,794      7,496        2,320            10,877
Wayne M. Fortun                   1995    316,380    200,000       30,000             7,528
 President and Chief              1994    269,708      2,910        1,930             7,686
 Operating Officer                1993    267,134      6,181        1,960             7,943
John A. Ingleman                  1995    161,170     82,000        3,000             5,644
 Vice President, Chief            1994    144,677      1,589        1,040             4,425
 Financial Officer,               1993    144,338      3,637        1,050             6,098
 Treasurer and Secretary
Richard C. Myers                  1995    146,899     74,000        1,190             5,577
 Vice President of                1994    140,595      1,547          980             4,406
 Administration                   1993    140,579      3,581        1,000             5,640
R. Scott Schaefer                 1995    135,202     72,500        2,500             5,419
 Vice President of Disk           1994    113,220      1,233          810             3,463
 Drive Components Business        1993    113,240      2,738          830             4,364
 Development

------------------------
(1) Amounts for fiscal year 1995 represent (a) Company matching cash contributions under the Company's 401-K Plan as follows: $4,544 to Mr. Green; $5,388 to Mr. Fortun; $5,644 to Mr. Ingleman; $5,577 to Mr. Myers; and $5,419 to Mr. Schaefer; and (b) premiums paid by the Company on the portions of certain life insurance policies maintained for the benefit of certain officers as follows: $3,530 for Mr. Green and $2,140 for Mr. Fortun.

                                 OPTION TABLES

    The following tables summarize stock option grants to and exercises by the Named Executive Officers during the fiscal year ended September 24, 1995, and certain other information relative to such options:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
------------------------------------------------------------------------------------------     VALUE AT ASSUMED
                          NUMBER OF      PERCENT OF                                         ANNUAL RATES OF STOCK
                         SECURITIES     TOTAL OPTIONS                                       PRICE APPRECIATION FOR
                         UNDERLYING      GRANTED TO    EXERCISE OR                             OPTION TERM (3)
                       OPTIONS GRANTED  EMPLOYEES IN   BASE PRICE                           ----------------------
        NAME               (#) (1)       FISCAL YEAR   ($/SHR) (2)     EXPIRATION DATE       5% ($)      10% ($)
---------------------  ---------------  -------------  -----------  ----------------------  ---------  -----------
Jeffrey W. Green             40,000           31.39         23.25         November 7, 2004    584,800    1,482,000
Wayne M. Fortun              30,000           23.54         23.25         November 7, 2004    438,600    1,111,500
John A. Ingleman              3,000            2.35         23.25         November 7, 2004     43,860      111,150
Richard C. Myers              1,190            0.93         23.25         November 7, 2004     17,398       44,090
R. Scott Schaefer             2,500            1.96         23.25         November 7, 2004     36,550       92,625

------------------------
(1) All such options are granted under the Company's 1988 Stock Option Plan (the "Plan"), are intended to be non-statutory options, and are not exercisable for one year after the date of grant. Such options become immediately exercisable, however, upon (a) death or disability of the holder, (b) a change of control (defined as certain changes in the Company's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company), or (c) cancellation of such options by the committee administering the Plan (the "Committee") in the event of the proposed dissolution or liquidation of the Company or certain mergers, sales of corporate assets, statutory share exchanges or similar transactions. The holder is permitted to pay the exercise price and (if permitted by the Committee and subject to certain restrictions) any withholding taxes due upon exercise with either cash or shares of Common Stock.

(2) The exercise price of such options is not less than the fair market value (as defined in the Plan) of a share of Common Stock at the time of grant.

(3) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the SEC, and is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL YEAR-END   IN-THE-MONEY OPTIONS AT
                          SHARES        VALUE                (#)               FISCAL YEAR-END ($) (2)
                       ACQUIRED ON    REALIZED    --------------------------  --------------------------
        NAME           EXERCISE (#)    ($) (1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------  ------------  -----------  -----------  -------------  -----------  -------------
Jeffrey W. Green            --           --           67,100        40,000      3,687,865     1,790,000
Wayne M. Fortun             --           --           66,390        30,000      3,773,175     1,342,500
John A. Ingleman            10,000       680,000      16,090         3,000        909,305       134,250
Richard C. Myers            --           --           25,980         1,190      1,457,260        53,253
R. Scott Schaefer           20,200     1,031,923      11,940         2,500        680,540       111,875

------------------------
(1) Market value of underlying securities on date of exercise minus the exercise price.

(2) Market value of underlying securities at fiscal year-end minus the exercise price.

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing, for a period of five fiscal years ended September 24, 1995, the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the S&P 500 Index and an index of a group of peer companies selected by the Company (the "Peer Composite Index"). The comparison of total shareholder returns assumes that $100 was invested on September 30, 1990 in each of the Company, the S&P 500 Index and the Peer Composite Index, and that dividends were reinvested when and as paid. The companies in the peer group are Adaptec Incorporated, Applied Magnetics Corporation, Cirrus Logic Incorporated and Komag Incorporated. The Company is not included in the peer group. In calculating the yearly cumulative total shareholder return of the Peer Composite Index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalizations of such companies at the beginning of each period for which a return is indicated.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              HTI       COMPOSITE      S&P 500 INDEX
1990          100.00          100.00            100.00
1991          155.32          176.47            126.09
1992          446.81          179.99            135.38
1993          357.45          218.95            149.53
1994          463.83          184.32            150.20
1995         1157.45          438.23            190.08


                           1990       1991       1992       1993       1994       1995
Hutchinson Technology    $  100.00  $  155.32  $  446.81  $  357.45  $  463.83  $1,157.45
Peer Composite              100.00     176.47     179.99     218.95     184.32     438.23
S&P 500 Index               100.00     126.09     135.38     149.53     150.20     190.08

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder require directors and certain officers of the Company and persons who own more than ten percent of the Company's Common Stock to file reports of their ownership of the Company's Common Stock and changes in such ownership with the SEC. To the Company's knowledge based solely on a review of copies of forms submitted to the Company during and with respect to fiscal year 1995, all required reports were filed on a timely basis during fiscal year 1995.

           RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

    The firm of Arthur Andersen LLP, independent public accountants, has been the auditors for the Company since 1979. The Board of Directors again has selected Arthur Andersen LLP to serve as the Company's independent public accountants for the fiscal year ending September 29, 1996, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending September 29, 1996.

    A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

                                    GENERAL

    The Annual Report of the Company for the fiscal year 1995, including financial statements, is being mailed with this Proxy Statement.

    As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the Proxies solicited by the Board of Directors will be voted by the Proxies named therein in accordance with their best judgment.

    The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

    SHAREHOLDERS WHO WISH TO OBTAIN A COPY OF THE COMPANY'S 10-K ANNUAL REPORT, FILED WITH THE SEC FOR THE FISCAL YEAR ENDED SEPTEMBER 24, 1995, MAY DO SO WITHOUT CHARGE BY WRITING TO JOHN A. INGLEMAN, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY, AT THE COMPANY'S OFFICES, 40 WEST HIGHLAND PARK, HUTCHINSON, MINNESOTA 55350.

                                          By Order of the Board of Directors,

                                                 [SIGNATURE]
                                          John A. Ingleman
                                          SECRETARY

Dated: December 8, 1995

PROXY

                       HUTCHINSON TECHNOLOGY INCORPORATED
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF SHAREHOLDERS -- JANUARY 24, 1996

    The undersigned, revoking any proxy heretofore given, hereby appoints Jeffrey W. Green, Wayne M. Fortun and Harry C. Ervin, Jr., and each of them, as Proxies, each with full power of substitution, for and in the name of the undersigned to vote, as designated below, and on the reverse side hereof, all the shares of Common Stock of Hutchinson Technology Incorporated registered in the name of the undersigned at the close of business on November 29, 1995, upon the following matters more fully described in the Notice of and Proxy Statement for the Annual Meeting of Shareholders to be held on January 24, 1996, and at any adjournment thereof.

       1.  Election  of Directors.  Nominees of the  Board of Directors are W. Thomas
           Brunberg, James E. Donaghy, Harry C. Ervin, Jr., Wayne M. Fortun,  Jeffrey
           W. Green and Richard N. Rosett.
              / /     FOR ALL NOMINEES LISTED ABOVE                            / /
                      except vote withheld from the following nominee(s),
                      if any:

       2.  Ratification  of  the appointment  of Arthur  Andersen LLP  as independent public accountants for the 1996 fiscal year.
           / /   FOR                                     /  /   AGAINST                                     /  /   ABSTAIN

       1.
           WITHHOLD AUTHORITY
           to vote for all nominees listed above
       2.


       3.  ANY OTHER BUSINESS WHICH MAY PROPERLY BE CONSIDERED AND ACTED UPON AT SAID
           MEETING.

       3.


    THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                                       Dated: , 19
                                                                       Please   sign   exactly   as   this   proxy   is
                                                                       addressed.
                                                                       (Signature)
                                                                       Joint  owners should each  sign personally. When
                                                                       signing as  attorney,  executor,  administrator,
                                                                       guardian, custodian, or corporate official, sign
                                                                       name and title.